UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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MASSEY ENERGY COMPANY

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The following press release was issued by Massey Energy Company on March 20, 2006.

FOR IMMEDIATE RELEASE

Contact: Katharine W. Kenny Vice President, Investor Relations (804) 788-1824

MASSEY ENERGY RECEIVES

DIRECTOR NOMINATIONS FROM SHAREHOLDER

Richmond, Virginia, March 20, 2006 - Massey Energy Company (NYSE: MEE) today announced that it received notice from Third Point Offshore Fund Ltd. nominating two candidates to stand for election as directors of the Company at the Company’s Annual Meeting of Shareholders. The nominees are Daniel S. Loeb, 44, founder and CEO of Third Point LLC, and Todd Q. Swanson, 31, an employee of Third Point since September 2005. As previously disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006, the Company’s annual meeting is scheduled for May 16, 2006. The Company is reviewing the notice for compliance with all applicable requirements.

“Massey has an independent and highly experienced board of directors who remain confident that our business strategy will continue to build long-term value for all of our shareholders,” said Don L. Blankenship, Massey Energy Chairman and CEO. “While our short-term results have been negatively impacted by the Aracoma fire and the ongoing lack of experienced, available labor, management expects improved productivity and margin expansion later in 2006 and in future years.”

“We have been very sensitive to our shareholders’ concerns and continue to be so,” stated William R. Grant, the Company’s lead independent director. “In November 2005, we responded to the suggestions of some of our shareholders by authorizing a $500 million share repurchase with free cash flow. We urge our shareholders to continue to focus on the long-term value of our company and its significant assets.”

Three of the Company’s current directors, Dr. John C. Baldwin, Mr. James B. Crawford and Chancellor E. Gordon Gee, will stand for reelection at the 2006 annual meeting. The deadline for submitting stockholder director nominations to be included in the Company’s proxy statement for the 2006 annual meeting previously expired, and information regarding Third Point’s director nominees will not be included in the Company’s proxy statement. Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal company in the United States based on produced coal revenues.

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Important Information

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting of Shareholders, and advises its security holders to read the important information contained therein when it becomes available. At that time, security holders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained free of charge from the Company by directing a request to Massey Energy Company, Attention: Investor Relations, 4 North 4th Street, Richmond, Virginia 23219.

Certain Information Regarding Participants

The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with its 2006 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its Proxy Statement dated April 15, 2005, each of which is filed with the SEC. Additional information regarding such individuals will be included in the 2006 Proxy Statement. To the extent holdings of the Company’s securities have changed since the amounts printed in the Proxy Statement dated April 15, 2005, such changes have been reflected on Forms 4 and 5 filed with the SEC and will be reflected in the 2006 Proxy Statement.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect current analysis of existing information. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: market demand for coal, electricity and steel which could adversely affect the Company’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks of coal mining beyond the Company’s control, including weather and geologic conditions; the Company’s ability to expand mining capacity; the Company’s future production capabilities; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Company’s ability to manage production costs; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional information concerning these and other factors can be found in press releases as well as Massey’s public filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2005, which was filed on March 16, 2006. Massey’s filings are available either publicly, on the Investor Relations page of Massey’s website, http://www.masseyenergyco.com, or upon request from Massey’s Investor Relations Department: (866) 814-6512 (toll free). Massey disclaims any intent or obligation to update its forward-looking statements. For further information, please call Katharine W. Kenny, Vice President of Investor Relations (804-788-1824) or contact the Company via its website at http://www.masseyenergyco.com, Investor Relations.